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                                                                    Exhibit 21.1


                     South Florida Bank Holding Corporation


                                  Form 10-KSB


                    For Fiscal Year Ended December 31, 1997





                           Subsidiaries of Registrant
                           --------------------------

                  South Florida Bank, incorporated under the laws of the State of Florida

                  New Town Properties, Inc., incorporated under the laws of the State of Florida and a wholly-owned subsidiary of South Florida Bank.

                  Valu Prop, Inc., incorporated under the laws of the State of Florida and a wholly-owned subsidiary of South Florida Bank.